UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mary Feed & Supplies, Inc.

(Exact name of registrant as specified in its charter)

Florida	5999	26-3156603
(State of Incorporation)	(Primary Standard Industrial	(IRS Employer
	Classification Number)	Identification Number)

Lazaro Roig

12905 W. Okeechobee Rd. 3

Hialeah Garden, FL 33018

Telephone (305) 556-7620

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Lazaro Roig

12905 W. Okeechobee Rd. 3

Hialeah Garden, FL 33018

Telephone (305) 556-7620

 (Address, including zip code, and telephone number,

including area code, of agent for service)

All Communications to:

Brenda Lee Hamilton, Esquire

Hamilton & Associates Law Group, P.A.

101 Plaza Real Suite 202 N

Boca Raton, Florida 33432

Telephone No. (561) 416-8956

Facsimile No.: (561) 416-2855

http://www.securitieslawyer101.com

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Amount of shares of common stock to be registered(1)	(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Shares of common stock

2,000,000

$.15

$.15

$300,000

$38.64

($0.0001 par value), to

be registered by issuer

Shares of common stock

   72,000

$.15

$.15

$ 10,800

$1.39

($0.0001 par value), to be

registered by the selling

shareholders

TOTAL

2,072,000

__

$310,800      $40.03

 (1) Represents 72,000 shares of our common stock being registered for resale on behalf of the selling shareholders named in this registration statement.

(2) In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3) Until such time as our common shares are quoted on the OTC Bulletin Board, our shareholders will sell their shares at the price of $.15 per share.

(4) Calculated under Section 6(b) of the Securities Act of 1933 as $.00012880 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
DATED FEBRUARY____, 2014

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

MARY FEED & SUPPLIES, INC.

2,000,000 SHARES OF COMMON STOCK

AND

72,000 SHARES OF COMMON STOCK

Mary Feed & Supplies, Inc. (“us”, “we” or “our”) is offering up to 2,000,000 shares of its common stock on a self underwritten basis. The offering price is $0.15 per share and the maximum amount to be raised is $300,000. We intend  to offer up to a maximum of 2,000,000 shares through our officers and directors to investors. There will be no underwriter or broker/dealer involved in the transaction and there will be no omissions paid to any individuals from the proceeds of this sale.

This is our initial public offering of our common stock and is being conducted on a best efforts basis. There is no minimum number of shares we must sell prior to utilizing the proceeds of the offering. . All proceeds from the sale of these shares will be delivered directly to us and will not be deposited in any escrow account. If the entire 2,000,000 shares of the common stock we are offering are sold, we will receive gross proceeds of $300,000 before offering expenses of approximately $40,000. We plan to complete or terminate this offering by September 1, 2014. No assurance can be given on the number of shares we will sell or even if we will be able to sell any shares.

In addition, the selling shareholders named in this prospectus are offering to sell up to 72,000 shares of common stock which they hold. We will not receive any proceeds from the sale of the shares of common stock being offered by the selling shareholders. However, we will pay for the expenses of this offering and the selling shareholders' offering, except for any selling shareholder's legal or accounting costs or commissions.

Our common stock is not quoted on any national securities exchange. The selling shareholders are required to sell their common shares at $.15 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN RISK FACTORS AND UNCERTAINTIES YOU SHOULD CAREFULLY CONSIDER BEFORE MAKING A DECISION TO PURCHASE ANY SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES

COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Summary Information

6

Risk Factors

10

Use Of Proceeds

16

Determination Of Offering Price

17

Dilution

18

Selling Stockholders

20

Plan Of Distribution

21

Directors, Executive Officers, Promoters, And Control Persons

25

Security Ownership Of Certain Beneficial Owners And Management

27

Description Of Securities

28

Interest Of Named Experts

29

Disclosure Of Commission Position On Indemnification For Securities Liabilities

30

Description Of Business

30

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations

32

Description Of Property

34

Certain Relationships And Related Transactions

35

Legal Proceedings

    35

Market For Common Equity And Related Stockholder Matters

35

Executive Compensation

38

Changes In and Disagreements With Accountants On Accounting And Financial Disclosure

40

Financial Statements

42

We have not authorized any person to give you any supplemental information or to make any representations on our behalf. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Mary Feed & Supplies, Inc.” the “Company,” “we,” “us,” and “our” refer to Mary Feed & Supplies, Inc., a Florida corporation.

SUMMARY INFORMATION

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Company Organization

Mary Feed & Supplies, Inc. (the “Company”, “us”, “we” or “our”) is a Florida corporation formed on August 1, 2008, by Lazaro Roig to sell animal and pet supplies at company owned retail locations. Our principal executive office is located at 12905 W. Okeechobee Rd. 3, Hialeah Garden, FL 33018, and our telephone number is (305) 556-7620.

Business

We are a retailer of horse and poultry feed, dog food, cat food, bird food and other pet and animal products and accessories. Our products are sold through our three company owned retail locations in Hialeah Gardens Florida.  Our website is located at 1800roper.com and is not part of this prospectus.

For the year ended December 31, 2012, and the nine months ending September 30, 2013, our revenues were $1,179,160, and $731,796, respectively from the sale of our products. We incurred net losses of $281,883 for the year ending December 31, 2012 and net income of $6,197 for the nine months ending September 30, 2013, respectively.

To date, we raised $7,200 from the sale of 72,000 shares of our common stock to 16 persons at the price of $.10 per share.

The following is a brief summary of this offering.

Securities being offered to new and current investors:	Up to a maximum of 2,000,000 shares of common stock with no minimum purchase.
Securities being offered by selling shareholders(1):	72,000 shares of common stock (These shares are being registered by us for resale on behalf of existing shareholders.)
Offering Price	$.15
Offering Period	The common shares are being offered until September 1, 2014.
Net Proceeds to Us	Up to a maximum of $300,000 before deducting offering expenses if all 2,000,000 shares being offered by us are sold.
Use of Proceeds	We will use the proceeds to develop and market our retail website which will sell our pet and animal products.
Number of common shares outstanding before the offering	9,507,160
Number of common shares outstanding after the offering assuming all shares being offered by us are sold	11,507,000

The selling shareholders will offer their shares at $.15 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $40,000. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

	For the nine months ended September 30 (unaudited)
Statement of Operations	2013		2012

Revenues		$731,796		$915,504
Cost of Revenues		$654,544		$814,254
Gross Profit		$77,252		$101,250
Operating Expense		$71,055		$379,975
Other Income (Expenses)	$		$
Net loss from Continuing Operation		$6,197		$(278,725)

Balance Sheet	September 30, 2013		September 30, 2012

Assets		$64,677	77,602
Liabilities		$38,267	60,089
Stockholders' Equity		$26,410	17,513
Members Equity	$
Total Liabilities and Stockholders' Equity		$64,677	77,602

	For the nine months ended September 30 (audited)
Statement of Operations	2013		2012

Revenues		$731,796		$915,504
Cost of Revenues		$654,544		$814,254
Gross Profit		$77,252		$101,250
Total Operating Expense		$71,055		$379,975
Other Income (Expenses)	$		$

Net loss		$6,197		$(278,725)

The book value of our outstanding common stock was $.003 per share as at September 30, 2013.Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

● The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

● The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

● The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

● The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Risks Related to Our Financial Condition

If we are unable to generate sufficient revenues for our operating expenses we will need financing, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

For the year ended December 31, 2012, and 2011, our revenues were $1,179,160 and $1,111,768, respectively and our revenues were $731,796 for the nine months ending September 30, 2013. Our operating expenses are presently approximately $8,000 per month. After this registration statement is declared effective our operating expenses will be approximately $11,000 per month or $132,000 annually. We will require $8,000 per month or $96,000 over the next twelve months to meet our existing operational costs, which consist of rent, advertising, salaries and other general and administrative expenses and $3,000 to comply with the costs of being an SEC reporting company.

As of February 10, 2014, we had $31,000 of cash and cash equivalents for our operational needs. If we fail to generate sufficient revenues to meet our monthly operating costs of $8,000, we will not have available cash for our operating needs after approximately three months. Until we generate material operating revenues, we require additional debt or equity funding to continue our operations. We intend to raise additional funds from an offering of our stock in the future; however, this offering may never occur, or if it occurs, we may be unable to raise the required funding. We do not have any plans or specific agreements for new sources of funding and we have no agreements for financing in place.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that these costs will be approximately $36,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Risks Related to Our Business

 Any disruption or extended delay in product supply from our suppliers could have a significant adverse impact on our operations.

During the year ending December 31, 2012, one supplier provided 63% of the products we sell.  Should this supplier cease supplying us with products for our retail locations, we would need to locate another supplier. Any disruption or extended delay in receiving products from any of our suppliers could have a significant adverse impact on our operations.  In addition, the time needed to replace a supplier could adversely affect our operations by delaying shipments and potentially losing customers to our competition. There is no assurance we could locate alternative sources of our products or that we will locate suppliers on favorable terms which would adversely affect our financial condition.

If our president, chief executive officer and director ceases to provide us with two of our retail locations without charge our financial condition would be adversely affected.

We sell our products at three company owned retail locations. Our two retail locations at at12905 W. Okeechobee Rd E3 and 12903 W. Okeechobee Rd. F6, Hialeah Garden, FL 33018 are owned by Lazaro Roig, our president, chief executive officer and director. We occupy these two locations on a month to month basis without charge.  Should Mr. Roig require us to pay rent or not allow us to occupy these two locations we would be forced to relocate two of our retail stores to other locations.  There is no assurance that we could locate suitable locations or that if we could locate other locations they would be available on favorable terms. This would cause an increase in our operating costs and adversely affect our financial condition.

A shortage in the supply of key raw materials used by our suppliers to make these products could increase our costs or adversely affect our sales and revenues.

Our suppliers use raw materials to make our animal and pet food products. The inability of our suppliers to obtain adequate supplies of raw materials used in our products in a timely manner or a material increase in the price of the raw materials used in our products could have a material adverse effect on our business, financial condition and results of operations.

Other retailers can purchase the same products we sell which may negatively affect our revenues.

We purchase our products from various suppliers.  We do not have exclusive agreements with these suppliers or agreements that prevent them from selling to other retailers who are located in our geographic area that we compete with which may negatively affect our revenues.

The animal and pet products industry is cost competitive

The animal and pet retail business is highly competitive and characterized by a large number of competitors ranging from small to large companies with substantial resources. Many of our potential competitors have substantially larger customer bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

A prolonged economic downturn could result in reduced sales and lower revenues and profitability

Purchases of animal and pet products may be affected by prolonged, negative trends in the general economy that adversely affect consumer spending. Any reduction in consumer confidence or disposable income in general may affect companies in animal and pet related industries more significantly than companies in industries that rely less on discretionary consumer spending. In addition, due to our substantial amount of debt and relatively limited amount of cash and cash equivalents, we are more susceptible to some of these adverse economic effects than are some of our competitors which have greater financial and other resources than us.

Our any inability to protect the Mary Feed name could reduce the value of our products and brand.

Our three retail stores operate under the Mary Feed trade name.  We have not invested resources to protect the Mary Feed name and have only common law rights with respect to infractions or infringements of our trade name.   Trademarks and trade names distinguish the various companies from each other. If our customers are unable to distinguish our retail stores from those of other companies, we could lose sales to our competitors. We could be forced to stop the use of the Mary Feed name at our retail locations if we infringe upon the intellectual property rights of others. There can be no assurance that third parties will not assert intellectual property infringement claims against us. These claims could also result in litigation or threatened litigation against us related to alleged or actual infringement of third-party rights. If an infringement claim is asserted or litigation is pursued, we may be required to obtain a license of rights, pay royalties on a retrospective or prospective basis, or stop use of the Mary Feed name. Litigation with respect to such matters could result in substantial costs and diversion of our management and other resources and could have a material adverse effect on our business, financial condition, and operating results.

We may not be able to anticipate consumer preferences and trends within the animal and pet product industry, which could negatively affect acceptance of our products by retailers and consumers and result in a significant decrease in our revenues.

Animal and pet retail products must appeal to a range of consumers, whose preferences cannot be predicted with certainty and are subject to rapid change. Our products will need to successfully meet constantly changing customer demands. If our products are not successfully received by our customers, our business, financial condition, results of operations and prospects may be harmed.

Risks Related To Our Management

Should we lose the services of Lazaro Roig, our founder, chief executive officer, president and sole director, our financial condition will be negatively impacted.

Our future depends on the continued contributions of Lazaro Roig, our founder, chief executive officer, president and sole director who would be difficult to replace. The services of Mr. Roig are critical to the management of our business and operations. We do not have an agreement with Mr. Roig obligating him to provide services to us. Additionally, we do not maintain key man life insurance on Mr. Roig. Should we lose the services of Mr. Roig and be unable to replace his services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Our officers and directors have conflicts of interests that may not be resolved favorably to our minority shareholders.

Our officers and directors have the following conflicts of interests:

Lazaro Roig, our president, chief executive officer and sole director is the father of our secretary and treasurer, Michael J. Roig;

Lazaro Roig owns the real property at12905 W. Okeechobee Rd E3, Hialeah Gardens and 12903 W. Okeechobee Rd. F6, Hialeah Gardens where two of our three retail stores are located; and

Lazaro Roig has an option to purchase the real property at  11890 NW 87 Ct. Unit 10-11 Hialeah Gardens Florida where our third retail store is located.

These conflicts of interest may come into conflict with our interests and those of our minority stockholders and may not be resolved in a manner favorable to our minority shareholders. You should carefully consider these potential conflicts of interest before deciding whether to invest in our common stock shares. We have not yet adopted a policy for resolving these conflicts of interests.

We will incur additional costs and management time related expenses pertaining to SEC reporting obligations and SEC compliance matters and our management has no experience in such matters.

Lazaro Roig, our chief executive officer, president and sole director and Michael J. Roig our secretary and treasurer are responsible for managing us, including compliance with SEC reporting obligations and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are new to our chief executive officer and at times will require us to obtain outside assistance from legal, accounting or other professionals that will increase our costs of doing business. Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities law violations that may result in additional compliance costs or costs associated with SEC judgments or fines, both of which will increase our costs and negatively affect our potential profitability and our ability to conduct our business.

Because we do not have an audit or compensation committee, shareholders will have to rely on the one member of our board of directors who is not independent to perform these functions.

We do not have an audit or compensation committee or independent board of directors. These functions are performed by our sole director. Because our sole director is not independent, there is a potential conflict between their or our interests and our shareholders’ interests since Lazaro Roig, our sole board member is also our chief executive officer and president who will participate in discussions concerning management compensation and audit issues that may affect management decisions. Until we have an audit committee or independent directors, there may less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1,000,000,000, if we issue more than $1,000,000,000 in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any April 30 before that time, in which case we would no longer be an emerging growth company as of the following April 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Related to Our Common Stock

Our management has voting control over all matters submitted to a vote of our common stockholders, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

As of the date of this prospectus, we had 9,508,160shares of common stock outstanding, each entitled to one vote per common share. Our chief executive officer, president and sole director, Lazaro Roig holds 6,371,000 shares of our common stock which provide them with 67% of the votes on all matters submitted to our stockholders. As a result, Lazaro Roig has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election of directors. Mr. Roig’s control of our voting securities may make it impossible to complete some corporate transactions without his support and may prevent a change in our control. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Bulletin Board, investors should consider any secondary market for our common shares to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our common shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our common shares and may affect the ability of purchasers to sell any of our common shares in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

382,160 of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common shares can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under

Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our common shares continued to be able to be quoted on the OTC Bulletin Board.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 90,000,000 shares of common stock. As of the date of this prospectus, we had 9,507,160 shares of common stock outstanding. Accordingly, we may issue up to an additional 80,492,840 shares of common stock from our treasury. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Additionally, we are authorized to issue 10,000,000 shares of preferred stock of which no shares are outstanding. As such, we may issue 10,000,000 shares of preferred stock. Our board of directors may designate the rights, terms and preferences of our authorized but unissued preferred shares at our discretion including conversion and voting preferences without notice to our shareholders.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

	Sale of 100%	Sale of 80%	Sale of 60%	Sale of 40%	Sale of 20%
	2,000,000 Common Shares	1,600,000 Common Shares	1,200,000 Common Shares	800,000 Common Shares	400,000 Common Shares
Gross Proceeds	$ 300,000	$ 240,000	$ 180,000	$ 120,000	$ 60,000
Number of Shares Sold	2,000,000	1,600,000	1,200,000	800,000	400,000

Less expenses of offering:
Legal and Registration Fees	$ 20,100	$ 20,100	$ 20,100	$ 20,100	$ 20,100
Accounting and Auditing	$ 12,000	$ 12,000	$ 12,000	$ 12,000	$ 12,000
Electronic Filing and Transfer Agent	$ 5,900	$ 5,900	$ 5,900	$ 5,900	$ 5,900
Printing Costs	$ 2,000	$ 2,000	$ 2,000	$ 2,000	$ 2,000
Total Offering Expenses	$ 40,000	$ 40,000	$ 40,000	$ 40,000	$ 40,000

Use Of Net Proceeds	$ 260,000	$ 240,000	$ 180,000	$ 120,000	$ 60,000
Reporting Company Costs	$ 36,000	$ 36,000	$ 36,000	$ 36,000	$ 36,000
Marketing & Advertising	$ 134,000	$ 107,200	$ 74,000	$ 14,000	$ 2,000
Website Development	$ 40,000	$ 40,000	$ 40,000	$ 40,000	$ 14,000
Website Personnel	$ 30,000	$ 30,000	$ 30,000	$ 30,000	$ 0

Analysis Of Financing Scenarios

After deduction of $40,000 for estimated offering expenses including legal and registration fees, accounting and auditing, electronic filing and printing, and transfer agent, the net proceeds from this offering may be as much as $260,000 assuming all 2,000,000 shares  we are offering are sold. However, there can be no assurance that any of these shares will be sold. We will use the proceeds to (1) pay for the annual costs of being a public reporting company, (2) development of a retail website to sell our products to consumers, (3) marketing and advertising of the website

There is a possibility that we may not sell any shares in this offering and therefore generate no proceeds, as a result of the offering.

If only a portion of the offering is completed, the funds will be allocated as set out above in the Use of Proceeds table. We may not have sufficient funds to cover our anticipated costs during the next 12 months and we may have to raise additional funds either from equity offerings, debt offerings, or revenue generation.

The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by us. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from working capital or other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital. We will amend the registration statement by post-effective amendment if there are any material changes to the use of proceeds as described above.

Working capital is the cost related to operating our business. It is comprised of selling, general and administrative costs of our retail operations estimated at a minimum of $96,000 for one year.   The costs of being a public reporting company include the additional cost of preparing and filing reports with the SEC, which we have estimated at a minimum of $3,000 for the next 12 months.

We will not receive any proceeds from the sale of shares of common stock being offered by the selling shareholders. If we fail to sell sufficient shares of common stock to cover the expenses of this offering, we will use existing working capital to pay for the offering expenses.

DETERMINATION OF OFFERING PRICE

The offering price was determined by using a number of factors. Management considered the price of the most recent financing. Additionally, management estimated the cost of this offering plus the amount we need to comply with SEC reporting requirements and develop an appealing retail website to sell our animal and pet products and market the website. Management determined the offering price by assessing our capital requirements against the price management thinks investors are willing to pay for our common stock. Management has set the offering price of the shares of common stock at $.15 per share, and in making such a determination considered several factors, including prevailing market conditions, including the history and prospects for;

● the animal and pet products industry in which we compete;

● our business history;

● our capital structure; and

● the amount we require to develop and market an appealing retail website for the sale of our products.

Therefore, the public offering price of the shares of common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the future. Additionally, the price of our shares of common stock is not based on past earnings, nor is the price of the shares of common stock indicative of current market value for any assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. You cannot be sure that a public market for any of our securities will ever be listed for trading or trade at a price higher than the offering price in this offering.

We are also registering for resale on behalf of selling stockholders up to 72,000 shares of common stock. The shares of common stock offered for resale may be sold in a secondary offering by the selling stockholders by means of this prospectus. The selling shareholders purchased their shares in a private placement at the price of $.10 per share. We will not participate in the resale of shares by selling security holders.

Currently there is no market for our common stock and we wanted to give our shareholders the ability to sell their shares for a price equal or greater to the price they paid for their shares. If our common stock is quoted for trading on the OTC Bulletin Board, the price of the common stock will then be established by the market. The offering price for the shares offered by the selling shareholders does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the offering price should not be considered an indication of the actual value of the common stock nor should the offering price be regarded as an indicator of the future market price of our common stock.

DILUTION

The shares offered for sale by the selling security holders are already issued and outstanding and, therefore, do not contribute to dilution.

Prior to this offering, we had 9,508,160 shares of common stock issued and outstanding as at February 10, 2014. The net tangible book value of our common stock September 30, 2013 was $26,410 or $.003 per share. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding.

The average price paid by the present stockholders was $.00075 per share. The average price paid by the16 investors in our Regulation D offering was $.10. The following tables summarize the difference between the average price paid by present stockholders and the price to be paid by subscribers to this offering for 20%, 40%, 60%, 80%, and 100% subscription rates.

Analysis For 20% Subscription (400,000 Shares)
Stockholder Type	Price Paid	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	0.0008	9,508,160	7,200	10.7%	96.0%
Subscribers in this Offering	0.15	400,000	60,000	0.89%	0.04%
		9,908,160	67,200	100%	100%
Analysis For 40% Subscription (800,000 Shares)
Stockholder Type	Price Paid	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	0.0008	9,508,160	7,200	5.7%	92.2%
Subscribers in this Offering	0.15	800,000	120,000	0.94%	0.08%
		10,308,160	127,200	100%	100%
Analysis For 60% Subscription (1,200,000 Shares)
Stockholder Type	Price Paid	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	0.0008	9,508,160	7,200	3.8%	88.8%
Subscribers in this Offering	0.15	1,200,000	180,000	0.96%	0.11%
		10,708,160	187,200	100%	100%
Analysis For 80% Subscription (1,600,000 Shares)
Stockholder Type	Price Paid	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	0.0008	9,508,160	7,200	2.9%	85.6%
Subscribers in this Offering	0.15	1,600,000	240,000	0.97%	0.14%
		11,108,160	247,200	100%	100%
Analysis For 100% Subscription (2,000,000 Shares)
Stockholder Type	Price Paid	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	0.0008	9,508,160	7,200	2.3%	82.6%
Subscribers in this Offering	0.15	2,000,000	300,000	0.98%	0.17%
		11,508,160	307,200	100%	100%

"Dilution" means the difference between our public offering price ($.15 per share) and our proforma net tangible book value per share after implementing this offering and accounting for the cost of the offering. "NET TANGIBLE BOOK VALUE PER SHARE" is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding.

The following table will show the net tangible book value of our common shares both before and after the completion of this offering for 20%, 40%, 60%, 80%, and 100% subscription rates and the immediate dilution per share to subscribers.

	20%	40%	60%	80%	100%
Public offering price per share	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.15
Net tangible book value per share before offering	26,410	26,410	26,410	26,410	26,410
Tangible assets (before offering)	64,677	64,677	64,677	64,677	64,677
Tangible assets (after offering)	124,677	187,677	244,677	304,677	364,677
Total Liabilities	38,267	38,267	38,267	38,267	38,267
Tangible net worth (September 30, 2013)	26,410	26,410	26,410	26,410	26,410
Number of shares outstanding	9,908,160	10,308,160	10,708,160	11,108,160	11,508,160
Pro forms net tangible book value per share after offering	0.009	0.014	0.019	0.024	0.028
Increase per share attributable to public investors	0.141	0.136	0.131	0.126	0.122
Dilution per share to subscribers	0.942	0.905	0.871	0.84	0.811

Even, if all shares of the offering are subscribed for, the amount of immediate dilution from the public offering price, which will be absorbed by the subscribers, will be more than $.81 per share.

SELLING STOCKHOLDERS

The selling shareholders named in this prospectus are offering all of their common shares offered through this prospectus. These shares were acquired from us from May 1, 2012 until February 2, 2014 at the price of $.15 per share in reliance upon Rules 504 and/or Rule 506 of Regulation D of the Securities Act completed on February 2, 2014 .  We also issued 285,630 restricted shares for services rendered to Hamilton & Associates Law Group, P.A.

Until a public market is established for our common stock, the selling shareholders will be offering their shares at the offering price of $.15

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each before the offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering.

The last two columns in the table assumes the sale of all of the shares being offered by selling shareholders in the offering.

Name of Beneficial Holder	Number Of Common Shares Held before the Offering	Percentage owned before the Offering(1)	Number of Common Shares Being Offered	Number of Common Shares held after Offering assuming all Common Shares being registered are Sold(2)	Percentage held after offering assuming all Common Shares being registered are sold
Mary Botas	25,000	<1%	25,000	0	0
Donald and Virginia Howard (3)	5,000	<1%	5,000	0	0
Juan Carlos Rodriguez	2,000	<1%	2,000	0	0
Katrina Lorie Tusitala (4)	2,000	<1%	2,000	0	0
Samu Tusitala (3)	2,000	<1%	2,000	0	0
Deysis Lorie (5)	2,000	<1%	2,000	0	0
Aliks Jesus Lorie (5)	2,000	<1%	2,000	0	0
Angelica Roig (5)	2,000	<1%	2,000	0	0
Allen R. Owens	5,000	<1%	2,000	0	0
Martin Deltoro (6)	10,000	<1%	2,000	0	0
Pilar Deltoro (6)	10,000	<1%	2,000	0	0
Daniel Hernandez	1,000	<1%	2,000	0	0
Jessica Macario	1,000	<1%	2,000	0	0
Melissa Goetze	1,000	<1%	2,000	0	0
Christopher Goetze	1,000	<1%	2,000	0	0
Nelida Goetze	1,000	<1%	2,000	0	0
Total	72,000

(1)  Based upon 9,508,160 shares outstanding before the offering.

(2) Assuming that all 72,000 shares registered hereunder are sold.

(3) Donald and Virginia Howard are husband and wife.

(4) Katrina Lorie Tusitala is the mother of Samu Tusitala who is over the age of 18.

(5) Deysis Lorie is the sister of Lazaro Roig and the mother of Angelica Roig and Aliks Jesus Lorie. Aliks Jesus

Lorie is over the age of 18. Angelica is not over the age of 18. Both Aliks and Angelica reside in the same household as Deysis.

(6) Martin Deltoro and Pilar Deltoro are husband and wife.

To the best of our knowledge and belief (a) all of the shares of common shares are beneficially owned (b) none of the selling stockholders has held any position or office with us, (c) none of the selling stockholders had or have any material relationship with us;(d) the selling shareholders each have the sole voting and dispositive power over their shares; (e) there are no voting trusts or pooling arrangements in existence; (f) no group has been formed for the purpose of acquiring, voting or disposing of the security; (g) none of the selling stockholders are broker-dealers or affiliates of a broker-dealer; and (h) all of the selling stockholders acquired their shares in a non-public offering that satisfied the provisions of Rule 504 of Regulation D. Each of these selling stockholders also agreed, as set out in their respective subscription agreements, that they would not, within one year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective registration statement, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

We will have two types of common shares that will be available for distribution:

1. a self-underwritten offering of newly issued common shares related to our Initial Public Offering; and

2. a secondary offering of non-affiliate shares owned by selling stockholders.

New Shares Related To Our Self-Underwritten Offering

We will attempt to sell a maximum of 2,000,000 shares of common stock to the public on a self underwritten basis at an offering price of $.15 share. Our gross proceeds will be $300,000 if all the shares offered are sold. Since this offering is conducted as a self-underwritten offering, there can be no assurance that any of the shares will be sold. If we fail to sell all the shares we are trying to sell, our ability to implement our development of our online website will be materially affected, and you may lose all or substantially all of your investment. There is no minimum number of shares of common stock that we must sell in order to accept funds and consummate investor purchases.

Neither us nor our offices and directors, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

We will sell the shares in this offering through our officers and directors.  Our officers and directors will not register as broker/dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.

Rule 3a4-1 sets forth those conditions under which persons associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutory disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of her participation;

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer;

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, nor are they being compensated, and nor are they associated with a broker/dealer.  They will continue to be our officers and directors at the end of the offering and will hold the same positions.  They have not during the last 12 months, and are currently not, a broker/dealer or associated with any broker/dealer. Our officers and directors have not during the last 12 months, and will not in the next 12 months, offer or sell securities for another issuer.

Our officers and directors are fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should they conduct this offering in any way that violates Rule 3a4-1, then we and our officers and directors could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

Our offices and directors, as well all current stockholders, may purchase securities in this offering upon the same terms and conditions as public investors. If any purchase by a current stockholder triggers a material change, we would promptly file a post effective amendment to this registration statement. Any of these purchasers would be purchasing our common stock for investment and not for resale.

No broker or dealer is participating in this offering. If, for some reason, our  officers and directors determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective  amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering.

This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named. In addition to the foregoing requirements; We would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation. We would also have to amend, as applicable, our filings at the state and provincial level.

Offering Period And Expiration Date

The offering will remain open until September 1, 2014.

Procedures For Subscribing

If you decide to subscribe for any shares in this offering, you must:

1. complete, sign and deliver a subscription agreement in the form attached as Exhibit 99.1, and

2. deliver a check or certified funds to "Mary Feed & Supplies, Inc" for acceptance or rejection to the company`s address:

Attn: Lazaro Roig

Mary Feed & Supplies, Inc.

12905 W. Okeechobee Rd. 3

Hialeah Garden, FL 33018

Right To Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them by contacting the subscriber via telephone.

If we receive an offer on a Friday, we will confirm our acceptance or rejection of the subscription by telephone over the weekend to comply with the 48 hour commitment. Within 10 days of accepting a subscription we will deliver via courier to the subscriber a copy of the accepted and signed subscription agreement and a share certificate representing the shares subscribed for.

Secondary Offering Of Non-Affiliate Shares Owned By Selling Shareholders

The selling shareholders who currently own 72,000 shares of our common stock.  We may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell the shares at $.15 per share until our common shares may be quoted on the OTC Bulletin Board, and thereafter at Prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. A description of the selling limitations defined by Rule 144 can be located on page 36 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock owned by the selling shareholders. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their common shares.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

● not engage in any stabilization activities in connection with our common stock;

● furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

● not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.

Our common stock is a penny stock and as a result will be subject to these penny stock rules. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

● contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

● contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

● contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

● contains a toll-free telephone number for inquiries on disciplinary actions;

● defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

● contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

● with bid and offer quotations for the penny stock;

● details of the compensation of the broker-dealer and its salesperson in the transaction;

● the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

● monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our common stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

Regulation M defines a "DISTRIBUTION" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "DISTRIBUTION PARTICIPANT" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office are required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position

Lazaro Roig	53	Chief Executive Officer, President, Director

Michael J. Roig	23	Treasurer, Secretary

Lazaro Roig, Chief Executive Officer, President And Director

From our inception on August 1, 2008 to present, Lazaro Roig has served as our chief executive officer, president and director.

Mr. Roig’s services to us include day to day operations, management of our company, product selection and marketing.

As our chief executive officer, president and director Mr. Roig brings his experience in all aspects of our day to day operations.

Michael J. Roig, Treasurer and Secretary

Michael J. Roig currently attends Miami Dade College and is studying Business Administration. Michael devotes 50 hours a week to our operations.

Michael J. Roig became our treasurer and Secretary on March 1, 2012.

From January 1, 2008 until March 1, 2012, he worked in all aspects of our business assisting his father, Lazaro Roig with all aspects of our operations.

As our treasurer and Secretary Michael J. Roig brings his experience in business management to our day to day operations.

Family Relationships and Other Matters

Michael J. Roig is the son of Lazaro Roig, our chief executive officer and director.  Deysis Lorie is the sister of Lazaro Roig. Angelica Roig is the daughter of Deysis Lorie. Apart from these relationships, there are no family relationships between any of our shareholders and our officers and directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

 ● Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

● Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

● Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

● Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

● Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

● Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or

● Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance

We have one member of our board of directors, Lazaro Roig who also serves as our chief executive officer and majority shareholder. Mr. Roig is not “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

We do not have any standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer. All Board actions have been taken by Written Action rather than formal meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholders is 12905 W. Okeechobee Rd. 3, Hialeah Garden, FL 33018.

Title of Class	Position	Amount Beneficial Ownership(1)	Direct Ownership	Indirect Ownership	Percent of Class

COMMON	Lazaro Roig (2) Chief Executive Officer Director	6,371,000	6,371,000	0	67%
COMMON	Michael J. Roig(2) Treasurer, Secretary	2,300,000	2,730,000	0	25%
COMMON		9,101,000	9,101,000	0	100%

(1) This table is based upon information derived from our stock records. Applicable percentages are based upon 9,508,160 shares of common stock outstanding as of the date of this Prospectus.

(2) Lazaro is the father of Michael J. Roig.

We are not registering shares held by our officers and directors. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table are subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue 90,000,000 shares of common stock, $.0001 par value per share, and 10,000,000 shares of preferred stock. As of the date of this prospectus there are 9,508,160 shares of our common stock issued and outstanding held by19 stockholders of record, and no shares of preferred stock outstanding.

Common Stock

Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the total voting rights on matters presented to our common stockholders can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the holders entitled to vote on matters submitted to our common stockholders including of our Series A Preferred Shares described below is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

To date, we have paid no cash dividends on our shares of common stock. Any future disposition of dividends will be at the discretion of our Board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

Holders of our common stock have no preemptive rights. All outstanding shares of our common stock are, and the common stock to be issued upon completion of the Offering upon issuance will be validly issued, fully paid and non-assessable.

Upon our liquidation or dissolution, the assets legally available for distribution to holders of shares of the common stock, after payment of all of our obligations, are distributable ratably among the holders of the then outstanding common stock.

All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock with a par value of $.0001 per share. We have no Preferred Shares outstanding.

Florida Anti-Takeover Laws

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

● the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

● the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

● the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

● the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

INTEREST OF NAMED EXPERTS

The financial statements for the periods ending December 31, 2011 and 2012, respectively included in this prospectus have been audited by Malone Bailey, LLP independent certified public accountants, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Hamilton & Associates Law Group, PA. Brenda Hamilton, principal of Hamilton & Associates Law Group, P.A. owns 285,630 shares of our common stock, none of which are being registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

 Organization

We were formed in the state of Florida on August 1, 2008, by Lazaro Roig, our chief executive officer and president to engage in the development and distribution of pet and animal products.

Our principal executive office is located at 12905 W. Okeechobee Rd. 3, Hialeah Garden, FL 33018, and our telephone number is 305- 556-7620. Information contained in, or accessible through, our website does not constitute part of this prospectus.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

For the year ended December 31, 2012, and nine months ending September 30, 2013, our revenues were $1,179,160, and $731,796, respectively. We incurred net losses of $283,100 for the year ending December 31, 2012 and net income of $6,197 for the nine months ending September 30, 2013.

Our Business

We are a retailer of horse and poultry feed, dog food, cat food, bird food and other pet and animal products and accessories. Our products are sold through our three company owned retail locations in Hialeah Gardens Florida.  Our website is located at 1800roper.com and is not part of this prospectus.

We sell a variety of products bearing different third party brand names. Our three company owned retail locations operate under the name Mary Feed & Supplies. Our business strategy is to offer a broad range of pet and animal products at mom and pop pet store locations while providing knowledgeable customer service. Our retail stores are located near local neighborhood shopping destinations, including supermarkets, and dry cleaners where our customers make regular shopping trips. We believe our close contact with our customers provides us with an understanding of their shopping preferences and habits, which allows us to offer products to meet their needs.

Locations and Sales

99% of our revenues are generated from sales at our retail locations in Hialeah Gardens Florida.  Animal and pet food products represent approximately 80 % percent of our sales at all 3 of our retail locations.  Our two retail locations at at12905 W. Okeechobee Rd E3 and 12903 W. Okeechobee Rd. F6, Hialeah Garden, FL 33018  are contributed by our president and chief executive officer without charge.

Our location at12905 W. Okeechobee Rd E3, Hialeah Garden, FL 33018 consists of 1,250 square feet. We opened this store in August of 2008.

Our location at 12903 W. Okeechobee Rd. F6, Hialeah Garden, FL 33018 consists of 1,250 square feet.   We opened this store in August of 2008. We use approximately half of this location for storage of inventory.

Our location at 11890 NW 87 Ct. Unit 10-11 Hialeah Gardens Florida consists of 2,840 square feet.  We opened this store in January of 2011.

Our business strategy is to:

● monitor our customer’s needs by interacting with them one on one so that we are able to offer the desirable products in a manner that satisfies these needs;

● develop and grow our website operations to further promote the Mary Feed & Supplies name as a source of pet and animal products and develop an additional source of revenue;

● form strategic relationships with stores that sell animals and pets and further promote our products; and

● offer staple products for animals and pets including food products which encourages customers to frequently visit our stores.

Material Agreements

On November 23, 2009, we entered into an agreement with Land O’ Lakes Purina Feed, LLC (“LOLPF”) whereby we became an authorized dealer of various pet food and products sold under the LOLPF brand names including Purina Mills at two of our locations.  The agreement is for a term of one year and automatically renews each year unless terminated prior to 90 days prior to each anniversary date.   63% of our product sales were derived from our sales of LOLPF products.

Marketing Strategy

We believe that our marketing mix of print and in store event promotions providing coupons along with sample products is an effective strategy to increase sales.

Employees

Full-time Employees

We have a total of 3 full-time employees.  Additionally, Lazaro Roig our chief executive officer and president oversees our day to day operations and financial matters. Michael Roig, our secretary and treasurer oversees product selection and ordering.

We do not employ part time employees.

Suppliers

We obtain our products from third party suppliers. 63% of our products were purchased from one supplier during the year end December 31, 2012.  Should we lose this supplier, our operating results would be negatively affected. We do not have contracts with our remaining suppliers and we order our products on an as-needed basis.  We maintain a good relationship with our suppliers and do not anticipate that any of our suppliers will terminate their relationship with us in the near term. We believe that we could locate other suppliers of the products we offer if we lost any of our suppliers.

Competition

The pet and animal retail industry is extremely fragmented and competitive.   We will compete with many local, regional and national purveyors of pet and animal products. Most of our competitors have greater financial resources than us. We may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Return and Refund Policy

We will exchange any product found to be defective. A written exchange request must be submitted when a customer returns defective or damaged product. Purchasers can apply for refund in full amount of purchased products within 10 days of purchase. If the purchasers are not satisfied with our products for any reason, they can return products and request for an exchange. All shipping fees for product exchanges or returns must be paid by purchaser. Historically, product returns as a percentage of our net sales have been nominal. For years ending 2011 and 2012, we received product returns of less than 1% of our sales.

Patents and Trademarks

 We do not hold a trademark protection of the Mary Feed and Supplies name.

Backlog of Orders

We have no backlog of orders.

Seasonal Aspect of our Business

None of our products are affected by seasonal factors.

Status of any Publicly Announced New Product or Service

We do not have any publicly announced new product or service.

Costs and Effects of Compliance with Environmental Laws

We do not have costs of compliance with environmental laws and environmental laws do not impact our business.

Government Approvals and Regulation

We are not required to obtain governmental approvals and government regulation do not materially impact our business.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

We were originally founded in 2008, as a Florida corporation to pet products and supplies through our retail locations.  We expect that our research, sales and marketing costs will continue to increase as a percentage of revenues in the short-term.

Components of Results of Operations

Revenues

We derive revenues from the sale of our products. We recognize revenues from our three retail locations in Miami Gardens Florida.

For the year ending December 31, 2011, our revenues were $1,111,768, compared to $1,179,160, for the year ended December 31, 2012.

For the 9 months ending September 30, 2012, our revenues were $915.504, compared to $731,796, for the 9 months ending September 30, 2013. During 2011 and 2012, our sales were derived from our three retail locations.

Our selling, general and administrative expenses were $112,022 for the year ending December 21, 2011, compared to $401,633 for 2012. Our selling, general and administrative expenses were $379,975 for the 9 month period ending September 30, 2012, compared to $71,055 for the 9 month period ending September 30, 2013.

Costs and Expenses

For the year ending December 31, 2011, our Costs of Goods sold was $991,636, compared to $1,060,627, for the year ended December 31, 2012.  For the 9 months ending September 30, 2012, our Cost of Good sold was 814,254 compared to $654,544 for the 9 months ending September 30, 2013.

Our gross profit was $120,132 for the year ending December 31, 2011, compared to $118,533 for the year ending December 31, 2012.  For the 9 months ending September 30 2012, our gross profit was $101,250, compared to $77,252 for the period ending September 30, 2013.  The decrease in our gross profit was the result of an increase in selling, general and administrative expenses during 2012 that resulted from expenditures to improve our location at 11890 NW 87 Ct. Unit 10-11 Hialeah Gardens Florida consists of 2,840 square feet.

Our selling, general and administrative expenses were $112,022 for the year ending December 21, 2011, compared to $401,633 for 2012. Our selling, general and administrative expenses were $379,975 for the 9 month period ending September 30, 2012, compared to $71,055 for the 9 month period ending September 30, 2013.   This increase in our selling, general and administrative expenses during 2012 was due to expenditures to improve our location at 11890 NW 87 Ct. Unit 10-11 Hialeah Gardens Florida consists of 2,840 square feet.

From time to time, we receive advances from shareholders for working capital requirements.   These advances are non-interest bearing and are due on demand.  As of September 30, 2013, December 31, 2012 and 2011, the balance of these advances amounted to $29,845, $27,741 and $21,851, respectively.

Results of Operations

The following tables set forth selected consolidated statement of operations data and such data as a percentage of total revenues for each of the periods indicated:

	Year Ended December 31,		Nine Months Ending September 30,
	2011	2012	2012	2013
Consolidated Statements of Operations
Revenue	1,111,768	1,179,160	915,054	731,797
Cost of Goods	991,636	1,060,627	814,254	654,544
Gross Profit	120,130	118,253	101,250	77,252

Selling, General & Administrative	112,022	401,633	379,975	71,055

Net Income (Loss)	6,197	(278,725)	(283,100)	(8,110)

Significant Accounting Policies

We report revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of Estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Income Taxes

We account for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that we will not realize tax assets through future operations.

Fair Value of Financial Instruments

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities, which are deemed to be financial instruments. Our financial instruments consist primarily of cash.

Per Share Information

We compute net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Stock Option Grants

We have not granted any stock options to our officers and directors since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for animal and pet supplies companies.

DESCRIPTION OF PROPERTY

Our two retail locations at at12905 W. Okeechobee Rd E3 and 12903 W. Okeechobee Rd. F6, Hialeah Garden, FL 33018 are owned by our president and chief executive officer. We occupy these two locations on a month to month basis without charge.

Our location at12905 W. Okeechobee Rd E3, Hialeah Garden, FL 33018 consists of 1,250 square feet. We opened this store in August of 2008.

Our location at 12903 W. Okeechobee Rd. F6, Hialeah Garden, FL 33018 consists of 1,250 square feet.   We opened this store in August of 2008. We use approximately half of this location for storage of inventory.

Our location at 11890 NW 87 Ct. Unit 10-11 Hialeah Gardens Florida consists of 2,840 square feet.  We opened this store in January of 2011.  We pay rents of $2,650 for this location pursuant to ten year lease and option to buy agreement dated August 16, 2012, between Lazaro Roig and L.F.I.S., LLC, a Florida limited liability company.  The lease also requires that we pay one half of the annual property taxes for this location.   At the end of the 10 year period our president, chief executive officer and director has the option of purchasing he property subject to the lease for the sum of $350,000.

We believe our facilities are suitable for our present needs.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Upon our incorporation in August of 2008, we issued 1,000 shares to Lazaro Roig for services rendered as our founder. On April 1, 2012, we issued 6,370,000 shares of our common stock to Lazaro Roig in exchange for services rendered which we valued at $0 per share.

On April 1, 2012, we issued 2,730,000 shares of our common stock to Michael J. Roig for services rendered which we valued at $0 per share.

Our location at 11890 NW 87 Ct. Unit 10-11 Hialeah Gardens Florida consists of 2,840 square feet.  We opened this store in January of 2011.  We pay rents of $2,650 for this location pursuant to ten year lease and option to buy agreement dated August 16, 2012, between Lazaro Roig and L.F.I.S., LLC, a Florida limited liability company.   At the end of the 10 year period our president, chief executive officer and director has the option of purchasing he property subject to the lease for the sum of $350,000.

Corporate Governance and Director Independence

We have one director.  We have not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Sole Director has determined that he is not “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Bulletin Board does not provide such a definition. Therefore, our sole director is not independent.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

 In addition, under the penny stock regulations, the broker-dealer is required to:

● Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

● Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

● Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

● Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our common stock under Rule 144.

Sales of our common stock under Rule 144

We presently have 9,508,160common shares outstanding. Of these shares 421,000 common shares are held by non-affiliates and 9,100,000 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933 defines as restricted securities. 382,160 of our outstanding shares are eligible for resale under Rule 144.

72,000 shares of our common shares held by non-affiliates and no shares held by one non-management affiliate are being registered in this offering. The remaining non-affiliate shares as well as all of the affiliates’ shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 19 shareholders of record of our common stock.

Transfer Agent

Our transfer agent is VStock Transfer LLC located at 77 Spruce Street, Suite 201 Cedarhurst, NY 11516. Their telephone number is 212-828-8436 and their website is located at http://www.vstocktransfer.com.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before December 31, 2014, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2014, including a Form 10-K for the year ended December 31, 2014, assuming this registration statement is declared effective before that date. At or prior to December 31, 2014, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on December 31, 2014. If we do not file a registration statement on Form 8-A at or prior to December 31, 2014, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.  We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site ( http://www.sec.gov ).  Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the years ended December 31, 2011 and 2012.

Name	Position	Year	Salary	Bonus/ Stock Awards	Option	Non-equity incentive plan compensation	Non-qualified deferred compensation	All other Compensation	Total

Lazaro Roig(1)	Chief Executive Officer President,	2012	$0	6,370,000(1)	0	$ (2)	0	0	$637,000
	Director	2011	$0	0	0	0	0	0

Michael J. Roig (2)	Treasurer,	2012	$0	2,730,000(1)	0	0	0	0	$273,000
	Secretary	2011	$0		0	0	0	0	0

(1) On April 1, 2012, we issued 6,370,000 shares of our common stock to Lazaro Roig in exchange for services rendered which we valued at $0 per share. Lazaro Roig did not receive cash compensation in 2011 or 2012.

(2) On April 1, 2012, we issued 2,730,000 shares of our common stock to Michael J. Roig for services rendered which we valued at $0 per share. Michael Roig did not receive cash compensation in 2011 or 2012.

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 31, 2012.

Outstanding Equity Awards At Fiscal Year-End December 31, 2011 And December 31, 2012

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Lazaro Roig	0	0	0	0	0	0	0	0	0

Michael J Roig	0	0	0	0	0	0	0	0	0

Directors Compensation

Lazaro Roig is our sole director. Our directors are not compensated for their service as directors.

Narrative Disclosure To Summary Compensation And Option Tables

We do not have written employment agreements with our officers and directors.

Lazaro Roig our chief executive officer and president received compensation of 6,370,000 common shares valued at $0 per share for the year ended December 31, 2012, and $0 during 2011.

Michael Roig received compensation of 2,730,000 common shares valued at $0 per share for the year ended December 31, 2012, and $0 during 2011.

Our officer and directors did not receive cash compensation for the years ending 2011 or 2012.

There are no agreements that require Lazaro Roig, our Chief Executive Officer and Director or Michael J Roig, our treasurer and secretary to continue to provide services to us as our officers and directors.

Our board of directors determines the compensation paid to our executive officers based upon the years of service to us, whether services are provided on a full time basis and the experience and level of skill required.

We may award our officers and directors shares of common stock as non-cash compensation as determined by the board of directors from time to time. The board will base our decision to grant Common Stock as compensation on the level of skill required to perform the services rendered and time committed to providing services to us.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

● any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);

● any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

● any option or equity grant;

● any non-equity incentive plan award made to a named executive officer;

● any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

● any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Mary Feed & Supplies, Inc.

Hialeah Garden, Florida

We have audited the accompanying balance sheets of Mary Feed & Supplies, Inc. (the “Company”) as of December 31, 2012 and 2011 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mary Feed & Supplies, Inc. as of December 31, 2012 and 2011 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
February 11, 2014

Financial Statements

MARY FEED & SUPPLIES, INC.
BALANCE SHEETS

	September 30	December 31
	2013	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 15,298	$ 41,158	$ 36,283
Inventories	13,319	13,319	10,829
Total current assets	28,617	54,477	47,112

Property and equipment, net of accumulated
depreciation of $10,759, 6,261 and $2,754	36,060	23,125	14,724

Total assets	$ 64,677	$ 77,602	$ 61,836

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$ 8,181	$ 32,150	$ 15,556
Accrued expenses	241	198	1,016
Advances from shareholders	29,845	27,741	21,851
Total current liabilities	38,267	60,089	38,423

Stockholders' equity
Preferred stock, $.0001 par value;
10,000,000 shares authorized; 0 shares outstanding
Common stock, $0.00001 par value;
90,000,000 shares authorized; 9,170,000, 9,142,000 and
1,000 shares issued and outstanding	-	-	91
Additional paid in captial	303,413	300,713	9
Retained earnings (deficit)	(276,903)	(283,100)	23,313

Total stockholders' equity	26,510	17,613	23,413

Total liabilities and stockholders' equity	$ 64,777	$ 77,702	$ 61,836

See accompanying notes to financial statements

MARY FEED & SUPPLIES, INC.
STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011
	(Unaudited)	(Unaudited)

Revenues	$ 731,796	$ 915,504	$ 1,179,160	$ 1,111,768
Cost of goods sold	654,544	814,254	1,060,627	991,636
Gross profit	77,252	101,250	118,533	120,132

Selling, general and administrative expenses	71,055	379,975	401,633	112,022

Net income (loss) before pro forma income taxes	6,197	(278,725)	(283,100)	8,110

Income taxes (pro forma)	-	-	1,217	(1,217)

Net income (loss)	$ 6,197	$ (278,725)	$ (281,883)	$ 6,893

Earnings (loss) per share:
Basic and diluted	$ 0.00	$ (0.04)	$ (0.04)	$ 6.89

Weighted average common shares outstanding
Basic and diluted	9,156,691	7,150,234	7,649,474	1,000

See accompanying notes to financial statements

MARY FEED & SUPPLIES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
					Total
	Common Stock		Paid In	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity
Balances, December 31, 2010	1,000	$ -	$ 100	$ 15,203	$ 15,303

Net income for the year	-	-	-	8,110	8,110

Balances, December 31, 2011	1,000	-	100	23,313	23,413

Shares dividend to founder	6,370,000	-	23,413	(23,313)	-

Shares issued for services	2,730,000	-	273,000	-	273,000

Shares issued for cash	42,000	-	4,200	-	4,200

Net loss for the year	-	-	-	(283,100)	(283,100)

Balances, December 31, 2012	9,143,000	$ -	$ 300,713	$ (283,100)	$ 17,513

Shares issued for cash	27,000	-	2,700	-	2,700

Net income for the period	-	-	-	6,197	6,197

Balances, September 30, 2013 (unaudited)	9,170,000	$ -	$ 303,413	$ (276,903)	$ 26,410

See accompanying notes to financial statements

MARY FEED & SUPPLIES, INC.
STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$ 6,197	$ (278,725)	$ (281,883)	$ 6,893
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities
Depreciation	4,498	2,630	3,507	1,821
Stock-based compensation	-	273,000	273,000	-
Changes in operating assets and liabilities
Inventory	-	-	(2,490)	2,912
Accounts payable	(23,969)	(1,644)	16,594	15,556
Accrued income taxes	-	-	(1,217)	1,217
Accrued expenses	43	(591)	(818)	1,016

Net cash provided by (used in) operating activities	(13,231)	(5,330)	6,693	29,415

CASH FLOWS FROM INVESTING ACTIVITY
Purchase of property and equipment	(17,433)	(6,021)	(11,908)	(8,153)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shares issued for cash	2,700	3,000	4,200	-
Advances from shareholders, net	2,104	6,385	5,890	-

Net cash provided by financing activities	4,804	9,385	10,090	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(25,860)	(1,966)	4,875	21,262

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	41,158	36,283	36,283	15,021

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 15,298	$ 34,317	$ 41,158	$ 36,283

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$ -	$ -	$ -	$ -
Income taxes paid	-	-	-	-

See accompanying notes to financial statements

MARY FEED & SUPPLIES, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012 AND 2011

NOTE 1 – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations

Mary Feed & Supplies, Inc. (the “Company”) sells pet food and supplies through its retail stores.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers cash in banks and other highly liquid investments with an original maturity date of three months or less to be cash equivalents.

Inventory

Inventory consists primarily of purchased feeds and supplies.  Inventory costs are determined using the first-in, first-out method and are carried at the lower of cost or net realizable value.  Inventory is reviewed periodically for slow-moving and obsolete items.

Property and equipment, net

Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is calculated on the straight-line method over the estimated useful lives of the assets ranging from 5 to 7 years. Maintenance and repairs are charged to expense as incurred. Depreciation expense was $4,498, $3,507 and $1,821 for nine months ended September 30, 2012 and for the years ended December 31, 2012 and 2011, respectively.

Long-lived assets

The Company reviews its long-lived assets for impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. When such events or changes in circumstances occur, the Company recognizes an impairment loss if the undiscounted future cash flows expected to be generated by the asset is less than the carrying value of the related asset. In those circumstances an impairment loss is recorded to adjust the asset to its fair value. Management has determined that no impairment exists as of September 30, 2013, December 31, 2012 and 2011.

Revenue recognition

Revenue from sales of the Company’s products is recognized at the point of sale for its retail stores.

Income Taxes

The Company has elected to be taxed as an S-corporation under the rules of the Internal Revenue Code.  The Company is considered a pass through entity for federal income tax purposes and as such, stockholders are required to report their proportionate share of the Company's income or loss for tax purposes. Therefore, these statements do not include any provision for corporate income taxes.  For SEC reporting purposes, a pro forma amount has been shown in the statements of operations.

Stock-based Compensation

The Company records stock-based compensation at fair value as of the date of grant and recognizes the corresponding expense over the requisite service period.

Concentration of risks

The Company substantially purchases its feeds and supplies from one supplier.  Purchases made from this supplier accounted for approximately 63% and 52% of total purchases for the years ended December 31, 2012 and 2011, respectively.   The loss of this supplier could cause delays and a possible loss of sales which would affect operating results adversely.

Fair value measurements

The carrying amounts reported in the balance sheets for accounts payable and advances from shareholders are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization.

Recently adopted accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – RELATED PARTY TRANSACTIONS

From time to time, the Company receives advances from shareholders for working capital requirements.   These advances are non-interest bearing and are due on demand.  As of September 30, 2013, December 31, 2012 and 2011, the balance of these advances amounted to $29,845, $27,741 and $21,851, respectively.

The Company leases two warehouses for free from the shareholders, except for the months from April 2012 to July 2012 wherein the Company made rent payments totaling to $6,000.

NOTE 3 - EQUITY

In 2012, the Company issued 42,000 common shares for cash for total proceeds of $4,200.

In 2012, the Company declared 6,369,000 common shares as stock dividend to the founder and issued 2,730,000 common shares to a related party as compensation for services.

On various dates from January to May 2013, the Company issued 27,000 common shares for cash for total proceeds of $2,700.

Dealer Prospectus Delivery Obligation

Until September 1, 2014, all dealers that effect transactions in the common shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	$ 100
Auditor Fees and Expenses	$ 12,000
Accounting Fees and Expenses	$ 0
Legal Fees and Expenses	$ 20,000
Electronic Filing Fees	$ 3,000
Printing Costs	$ 2,000
Transfer Agent Fees	$ 2,900
TOTAL	$ 40,000

All amounts are estimates. We are paying all expenses listed above. None of the above expenses of issuance and distribution will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors and Officers

As permitted by Florida law, our bylaws provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been our directors or officers, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to provisions of the State of Florida, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

In the two years prior to this Offering, we offered and sold securities below. None of the issuances involved underwriters, underwriting discounts or commissions. We relied upon Sections 4(2) of the Securities Act, and Rule 506 of the Securities Act of 1933, as amended for the offer and sale of the securities.

We believed these exemptions were available because:

● We are not a blank check company;

● We filed a Form D, Notice of Sales, with the SEC;

● Sales were not made by general solicitation or advertising;

● All certificates had restrictive legends;

● Sales were made to persons with a pre-existing relationship to our chief executive officer and sole director, Lazaro Roig; and

● Sales were made to investors who represented that they were accredited investors.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

●Access to all our books and records;

● Access to all material contracts and documents relating to our operations; and

● The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

Common Stock Offering For Cash Consideration

On May 1, 2012, we sold 25,000 common shares to Mary Botas for the price of $.10 per share or an aggregate price of $2,500.00.

On May 2, 2012, we sold 5,000 common shares to Donald and Virginia Howard for the price of $.10 per share or an aggregate price of $500.00.

On May 30, 2012, we sold 2,000 common shares to Juan Carlos Rodriguez for the price of $.10 per share or an aggregate price of $200.00.

On December 24, 2012, we sold 2,000 common shares to Katrina Lorie Tusitala for the price of $.10 per share or an aggregate price of $200.00.

On December 24, 2012, we sold 2,000 common shares to Samu Tusitala for the price of $.10 per share or an aggregate price of $200.00.

 On December 24, 2012, we sold 2,000 common shares to Deysis Lorie for the price of $.10 per share or an aggregate price of $200.00.

On December 24, 2012, we sold 2,000 common shares to Aliks Jesus Lorie for the price of $.10 per share or an aggregate price of $200.00.

On December 24, 2012, we sold 2,000 common shares to Angelica Roig for the price of $.10 per share or an aggregate price of $200.00.

On January 23, 2013, we sold 5,000 common shares to Allen R. Owens for the price of $.10 per share or an aggregate price of $500.00.

On May 28, 2013, we sold 10,000 common shares to Martin Deltoro for the price of $.10 per share or an aggregate price of $1,000.00.

On May 28, 2013, we sold 10,000 common shares to Pilar Deltoro for the price of $.10 per share or an aggregate price of $1,000.00.

On February 2, 2014, we sold 1,000 common shares to Daniel Hernandez for the price of $.10 per share or an aggregate of $100.00.

On February 2, 2014, we sold 1,000 common shares to Jessica Macario for the price of $.10 per share or an aggregate of $100.00.

On February 2, 2014, we sold 1,000 common shares to Melissa Goetze for the price of $.10 per share or an aggregate of $100.00.

On February 2, 2014, we sold 1,000 common shares to Christopher Goetze for the price of $.10 per share or an aggregate of $100.00.

On February 2, 2014, we sold 1,000 common shares to Nelida Goetze for the price of $.10 per share or an aggregate of $100.00.

Shares for Services

On April 1, 2012, we issued 6,370,000 shares of our common stock to Lazaro Roig in exchange for services rendered which we valued at $0 per share.

On April 1, 2012, we issued 2,730,000 shares of our common stock to Michael J. Roig for services rendered which we valued at $0 per share.

On April 24, 2012, we sold 335,160 shares to Hamilton & Associates Law Group, P.A. in exchange for legal services. We valued these shares at $.10 per share or an aggregate of $33,516.

EXHIBITS

Item 3.1 Articles of Incorporation of Mary Feed & Supplies, Inc., a Corporation

Item 3.2 Amendment to Articles of Incorporation

Item 3.3 Bylaws of Mary Feed & Supplies, Inc

Item 4.1 Form of Subscription Agreement

 Item 5  Legal Opinion of Hamilton & Associates Law Group, P.A.

Item 10.1 Agreement with Land O’ Lakes Purina Feed, LLC

Item 23.1 Consent of MaloneBailey, LLP

Item 23.2 Consent of Hamilton & Associates Law Group, P.A. (included in Exhibit 5.1)

Item 99.1 Form of Subscription Agreement

UNDERTAKINGS

The undersigned registrant hereby undertakes

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a)   include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b)   reflect in our prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c)   include any material information with respect to the plan of distribution not previously disclosed in this registration statement  or any material change to such information in this registration statement.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.   For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.   any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.   That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 340A, will be deemed to be part of and included in this registration statement as of the date it is first used after  effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of  our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coconut Creek, Florida on February 12, 2014.

Mary Feed & Supplies, Inc.

By:	/s/ Lazaro Roig
Lazaro Roig
President, Chief Executive Officer, Principal Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

NAME	TITLE	DATE

/s/ Lazaro Roig	President, Chief Executive Officer,	February 12, 2014
Lazaro Roig	Principal Executive Officer, Director

NAME	TITLE	DATE

/s/ Lazaro Roig	Chief Financial Officer,	February 12, 2014
Lazaro Roig	Principal Financial Officer, and Principal Accounting Officer